Exhibit 99.1

LITHIA MOTORS REPORTS THIRD QUARTER 2010 EARNINGS OF $0.37 PER SHARE, INTRODUCES 2011 GUIDANCE IN RANGE OF $1.03-1.11 PER SHARE

Medford, Oregon, October 27, 2010 (1:05 p.m. PT) – Lithia Motors, Inc. (NYSE: LAD) today reported 2010 third quarter net income from continuing operations of $0.37 per diluted share. This compares to a 2009 adjusted third quarter net income from continuing operations of $0.40 per diluted share. The results include 23% more shares outstanding in 2010 compared to 2009 primarily due to the equity offering at the end of 2009. Third quarter 2010 revenue from continuing operations increased 15% to $582.7 million, compared to $508.0 million in the year-ago period, mainly driven by improved vehicle sales.

Third Quarter Operating Highlights:

•         Total same store sales increased 12%, including increases of 8% in new vehicle sales and 2.5% in service, body and parts sales

•         Same store used vehicle retail sales increased 20% and the used retail to new vehicle unit sales ratio was 1.05 : 1

•         Selling, general & administrative costs as a percent of gross profit was 74%, an improvement of 70 basis points over the prior year

•         Repurchased approximately 100,000 shares in the quarter

•         Unfinanced new vehicle inventory totaled $65.2 million at the end of the quarter, an increase of $33.6 million from June 30, 2010

Sid DeBoer, Lithia’s Chairman and CEO, commented, “Our continued focus on operations and improving our performance in all business lines is evident in our third quarter results. Despite a difficult comparison due to the Cash for Clunkers program last year, we grew same store sales in all categories. Lithia’s store leaders are responding to our customers’ needs and local competition quickly and decisively.  Our information systems and centralized administrative processes allow our team more time to do what they do best – service our customers.”

As shown in the attached reconciliation table, the 2009 third quarter adjusted results from continuing operations exclude non-core charges of $(0.07) per share on asset impairments. Unadjusted, net income from continuing operations for the third quarter of 2009 was $7.0 million, or $0.33 per diluted share.

For the nine-month period ended September 30, 2010, total revenues increased 16% to $1.6 billion as compared to $1.4 billion in the same period last year. Same store new vehicle sales increased 15%, retail used vehicle sales increased 19% and service, body and parts sales decreased 1%. For the first nine months, Lithia’s adjusted income from continuing operations, net of tax, and excluding non-core charges and gains was $0.74 per share as compared to $0.62 per share in 2009. Unadjusted, net income from continuing operations for the first nine months was $0.37 per diluted share, compared to net income from continuing operations of $0.42 per diluted share for the same period last year.

Balance Sheet Update

Lithia ended the period with $110.9 million in immediately available funds, including $15.3 million in cash, $30.4 million in availability on its revolving credit facility, and $65.2 million in unfinanced new vehicle inventory.

Dividend Payment

Lithia announced that the Board of Directors has approved a dividend of $0.05 per share for the third quarter 2010. Lithia will pay the dividend November 26th to shareholders of record on November 12th, 2010.

Outlook for 2010 and 2011

Lithia is increasing 2010 fourth quarter earnings guidance to a range of $0.11 to $0.13 per diluted share, for full-year 2010 earnings in a range of $0.84 to $0.86 per diluted share. Both projections are based on the following annual assumptions:

•         Total revenues in range of $1.95 to $2.0 billion

•         New vehicle same store sales increasing 15.7%

•         New vehicle gross margin ranging from 8.1% to 8.3%

•         Used vehicle same store sales increasing 16.6%

•         Used vehicle gross margin ranging from 14.2% to 14.5%

•         Service body and parts same store sales decreasing 0.6%

•         Service body and parts gross margin ranging from 48.4% to 48.7%

•         Finance and insurance gross profit of $955 per unit

•         Tax rate of 40%

•         Estimated average diluted shares outstanding of 26.3 million

•         Capital expenditures of approximately $9.3 million

•         Chrysler market share consistent with full year 2009 levels

•         Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

Lithia projects its 2011 first quarter earnings guidance within a range of $0.15 to $0.17 per diluted share. Full-year 2011 earnings guidance is projected within a range of $1.03 to $1.11 per diluted share. Both projections are based on the following annual assumptions:

•         Total revenues in range of $2.2 to $2.35 billion

•         New vehicle same store sales increasing 10.0%

•         New vehicle gross margin ranging from 8.0% to 8.2%

•         Used vehicle same store sales increasing 8.8%

•         Used vehicle gross margin ranging from 14.0% to 14.3%

•         Service body and parts same store sales increasing 1.9%

•         Service body and parts gross margin ranging from 48.6% to 48.9%

•         Finance and insurance gross profit of $970 per unit

•         Tax rate of 40%

•         Estimated average diluted shares outstanding of 26.9 million

•         Capital expenditures of approximately $10.6 million

•         Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

Third Quarter Earnings Conference Call and Updated Presentation

The third quarter conference call may be accessed at 2:00 p.m. PT today by telephone at (877) 407-8029 (Conference ID: 358497). An updated presentation highlighting the third quarter results has been added to Investor Relations on www.lithia.com.

To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on the conference call icon. A playback of the conference call will be available after 5:00 p.m. PT on October 27, 2010 through November 3, 2010 by calling 877-660-6853 (Conference ID: 358497 Account: 305).

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States and a Fortune 800 company. Lithia sells 26 brands of new and all brands of used vehicles at 85 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact the Investor Relations Department at (541) 618-5748 or visit www.lithia.com and click on “Investor Relations.”

Sites

www.lithia.com

www.lithiacares.com

www.lithiajobs.com

Lithia Motors on Facebook

http://www.facebook.com/profile.php?id=1270221622&ref=ts

Lithia Life on Facebook

http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube

http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter

http://twitter.com/LithiaLife

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. Forward-looking statements in this press release include our guidance regarding fourth quarter and full year 2010 results and first quarter and full year 2011 results, our ability to utilize our information systems and the leverage produced by our centralized administrative operations. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks" or "will."  These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company's filings with the SEC. We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit and adjusted pre-tax margin adjusted to exclude certain items disclosed in the attached financial tables. Cash flows from operations were adjusted to include the change in non-trade floorplan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core business operations excluding adjustments for items not related to the Company's ongoing core business operations or other non-cash adjustments, and improves the period-to-period comparability of the Company's results from its core business operations. These presentations are not intended to provide net income, cash flows from operations, operating income or selling, general and administrative costs in accordance with GAAP and should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.

Consolidated Statement of Operations (Unaudited)

(In thousands except per share data)

	Three Months Ended
	September 30,		Increase	% Increase
	2010	2009	(Decrease)	(Decrease)
Revenues:
New vehicle sales	$ 293,237	$ 266,769	$ 26,468	9.9%
Used vehicle sales	189,667	150,080	39,587	26.4
Finance and insurance	18,928	15,704	3,224	20.5
Service, body and parts	77,733	74,538	3,195	4.3
Fleet and other	3,122	895	2,227	248.8
Total revenues	582,687	507,986	74,701	14.7
Cost of sales:
New vehicle sales	269,018	242,963	26,055	10.7
Used vehicle sales	166,368	130,322	36,046	27.7
Service, body and parts	39,673	38,611	1,062	2.8
Fleet and other	2,684	597	2,087	349.6
Total cost of sales	477,743	412,493	65,250	15.8
Gross profit	104,944	95,493	9,451	9.9

Asset impairment charges	-	1,967	(1,967)	(100.0)
SG&A expense	77,468	71,557	5,911	8.3
Depreciation and amortization	4,238	3,883	355	9.1
Income from operations	23,238	18,086	5,152	28.5

Floorplan interest expense	(3,085)	(3,053)	32	1.0
Other interest expense	(3,725)	(3,291)	434	13.2
Other income, net	73	25	48	192.0
Income from continuing operations before income taxes	16,501	11,767	4,734	40.2

Income tax expense	6,709	4,792	1,917	40.0
Income tax rate	40.7%	40.7%
Income from continuing operations	$ 9,792	$ 6,975	$ 2,817	40.4%

Loss from discontinued operations, net of income tax	-	(1,262)	1,262	100.0
Net income	$ 9,792	$ 5,713	$ 4,079	71.4%

Diluted net income (loss) per share:
Continuing operations	$ 0.37	$ 0.33	$ 0.04	12.1%
Discontinued operations	-	(0.06)	0.06	100.0
Net income per share	$ 0.37	$ 0.27	$ 0.10	37.0%

Diluted shares outstanding	26,328	21,448	4,880	22.8%

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Three Months Ended
	September 30,		Increase	% Increase
	2010	2009	(Decrease)	(Decrease)
Gross margin
New vehicle retail	8.3%	8.9%	(60) bps
Used vehicle retail	14.7	15.2	(50) bps
Used vehicle wholesale	0.1	0.1	- bps
Finance & insurance	100.0	100.0	- bps
Service, body & parts	49.0	48.2	80 bps
Gross profit margin	18.0	18.8	(80) bps

Unit sales
New vehicle retail	9,232	9,278	(46)	(0.5)%
Used vehicle retail	9,705	8,000	1,705	21.3
Used vehicle wholesale	4,066	4,178	(112)	(2.7)
Total units sold	23,003	21,456	1,547	7.2

Average selling price
New vehicle retail	$ 31,763	$ 28,753	$ 3,010	10.5%
Used vehicle retail	16,362	16,232	130	0.8
Used vehicle wholesale	7,592	4,840	2,752	56.9

Average gross profit per unit
New vehicle retail	$ 2,623	$ 2,566	$ 57	2.2%
Used vehicle retail	2,397	2,468	(71)	(2.9)
Used vehicle wholesale	8	4	4	100.0
Finance & insurance	1,000	909	91	10.0

Revenue mix
New vehicle retail	50.3%	52.5%
Used vehicle retail	27.3	25.6
Used vehicle wholesale	5.4	3.9
Finance & insurance, net	3.2	3.1
Service, body & parts	13.3	14.7
Fleet and other	0.5	0.2

	Adjusted		As reported
	Three Months Ended		Three Months Ended
	September 30,		September 30,
Other metrics	2010	2009	2010	2009
SG&A as a % of revenue	13.3%	14.0%	13.3%	14.1%
SG&A as a % of gross profit	73.8	74.5	73.8	74.9
Operating profit as a % of revenue	4.0	4.0	4.0	3.6
Operating profit as a % of gross profit	22.1	21.4	22.1	18.9
Pretax margin	2.8	2.8	2.8	2.3

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Three Months Ended
	September 30,
	2010	2009
New vehicle unit sales brand mix
Chrysler	29.0%	28.5%
General Motors	15.7	15.4
Toyota	13.0	15.5
Honda	8.2	8.5
Ford	6.1	4.6
Hyundai	5.9	6.6
Subaru	5.7	6.0
BMW	5.1	4.3
Volkswagen, Audi	4.0	3.2
Nissan	3.4	4.5
Kia	2.0	1.0
Mercedes	1.3	1.0
Other	0.6	0.9

Same store revenue changes
New vehicle retail	8.0%	(13.5)%
Used vehicle retail	19.8	3.1
Used vehicle wholesale	51.8	(17.7)
Finance & insurance	18.8	(23.7)
Service, body & parts	2.5	(2.2)
Total sales (excluding fleet)	12.2	(8.7)

Same store gross profit changes
New vehicle retail	(0.3)%	1.8%
Used vehicle retail	16.5	51.3
Used vehicle wholesale	113.8	(102.9)
Service, body & parts	3.9	(2.6)
Total gross profit (excluding fleet)	7.6	3.0

Current store count	# of stores	% of total
Chrysler	23	27.1%
General Motors	12	14.1
Honda	8	9.4
Toyota	8	9.4
Hyundai	6	7.0
BMW	6	7.0
Ford	4	4.7
Volkswagen, Audi	4	4.7
Nissan	4	4.7
Subaru	2	2.4
Kia	2	2.4
Mercedes	1	1.2
Other	5	5.9
	85

Lithia Motors, Inc.

Consolidated Statement of Operations (Unaudited)

(In thousands except per share data)

	Nine Months Ended
	September 30,		Increase	% Increase
	2010	2009	(Decrease)	(Decrease)
Revenues:
New vehicle sales	$ 777,575	$ 670,835	$ 106,740	15.9%
Used vehicle sales	521,437	419,689	101,748	24.2
Finance and insurance	49,840	44,098	5,742	13.0
Service, body and parts	218,526	219,807	(1,281)	(0.6)
Fleet and other	8,629	2,090	6,539	312.9
Total revenues	1,576,007	1,356,519	219,488	16.2
Cost of sales:
New vehicle sales	712,857	612,942	99,915	16.3
Used vehicle sales	457,625	367,536	90,089	24.5
Service, body and parts	111,541	113,900	(2,359)	(2.1)
Fleet and other	7,392	1,078	6,314	585.7
Total cost of sales	1,289,415	1,095,456	193,959	17.7
Gross profit	286,592	261,063	25,529	9.8

Asset impairment charges	14,751	7,164	7,587	105.9
SG&A expense	223,320	209,469	13,851	6.6
Depreciation and amortization	13,389	11,943	1,446	12.1
Income from operations	35,132	32,487	2,645	8.1

Floorplan interest expense	(8,403)	(8,628)	(225)	(2.6)
Other interest expense	(10,842)	(10,639)	203	1.9
Other income, net	356	1,447	(1,091)	(75.4)
Income from continuing operations before income taxes	16,243	14,667	1,576	(10.7)

Income tax expense	6,522	5,937	585	9.9
Income tax rate	40.2%	40.5%
Income from continuing operations	$ 9,721	$ 8,730	$ 991	11.4%

Income (loss) from discontinued operations, net of income tax	(381)	1,975	(2,356)	NM
Net income	$ 9,340	$ 10,705	$ (1,365)	(12.8)%

Diluted net income (loss) per share:
Continuing operations	$ 0.37	$ 0.41	$ (0.04)	(9.8)%
Discontinued operations	(0.01)	0.10	(0.11)	NM
Net income per share	$ 0.36	$ 0.51	$ (0.15)	(29.4)%

Diluted shares outstanding	26,191	21,124	5,067	24.0%

NM – not meaningful Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Nine Months Ended
	September 30,		Increase	% Increase
	2010	2009	(Decrease)	(Decrease)
Gross margin
New vehicle retail	8.3%	8.6%	(30) bps
Used vehicle retail	14.3	14.2	10 bps
Used vehicle wholesale	0.9	0.8	10 bps
Finance & insurance	100.0	100.0	- bps
Service, body & parts	49.0	48.2	80 bps
Gross profit margin	18.2	19.2	(100) bps

Unit sales
New vehicle retail	24,794	22,779	2,015	8.8%
Used vehicle retail	26,583	22,879	3,704	16.2
Used vehicle wholesale	10,657	10,457	200	1.9
Total units sold	62,034	56,115	5,919	10.5

Average selling price
New vehicle retail	$ 31,361	$ 29,450	$ 1,911	6.5%
Used vehicle retail	16,610	15,962	648	4.1
Used vehicle wholesale	7,498	5,211	2,287	43.9

Average gross profit per unit
New vehicle retail	$ 2,610	$ 2,541	$ 69	2.7%
Used vehicle retail	2,374	2,261	113	5.0
Used vehicle wholesale	66	40	26	65.0
Finance & insurance	970	966	4	0.4

Revenue mix
New vehicle retail	49.3%	49.5%
Used vehicle retail	28.0	26.9
Used vehicle wholesale	5.1	3.9
Finance & insurance, net	3.2	3.3
Service, body & parts	13.9	16.2
Fleet and other	0.5	0.2

	Adjusted		As reported
	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
Other metrics	2010	2009	2010	2009
SG&A as a % of revenue	14.1%	15.4%	14.2%	15.4%
SG&A as a % of gross profit	77.6	79.9	77.9	80.2
Operating profit as a % of revenue	3.2	3.0	2.2	2.4
Operating profit as a % of gross profit	17.8	15.6	12.3	12.4
Pretax margin	2.0	1.6	1.0	1.1

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Nine Months Ended
	September 30,
	2010	2009
New vehicle unit sales brand mix
Chrysler	28.1%	30.9%
General Motors	16.5	16.1
Toyota	13.4	14.7
Honda	8.5	8.6
Hyundai	5.9	5.3
Ford	5.8	4.7
Subaru	5.5	5.1
BMW	5.3	4.7
Volkswagen, Audi	3.6	3.2
Nissan	3.5	4.0
Kia	2.0	0.6
Mercedes	1.1	1.0
Other	0.8	1.1

Same store revenue changes
New vehicle retail	14.8%	(29.7)%
Used vehicle retail	18.8	(2.2)
Used vehicle wholesale	45.4	(33.3)
Finance & insurance	11.5	(30.0)
Service, body & parts	(1.2)	(3.9)
Total sales (excluding fleet)	14.4	(20.3)

Same store gross profit changes
New vehicle retail	10.3%	(21.0)%
Used vehicle retail	24.1	21.7
Used vehicle wholesale	34.3	(128.5)
Service, body & parts	0.1	(3.0)
Total gross profit (excluding fleet)	8.9	(8.6)

Geographic revenue mix
Texas	24.5%	23.7%
Oregon	15.2	16.6
California	11.3	11.6
Alaska	10.4	9.9
Washington	10.0	9.8
Montana	7.2	7.0
Iowa	7.0	7.1
Idaho	6.4	6.4
Nevada	4.1	4.0
North Dakota	2.1	1.8
Colorado	0.9	0.9
New Mexico	0.9	1.2

Lithia Motors, Inc.

Consolidated Balance Sheet (Unaudited)

(In thousands except per share data)

	September 30, 2010	December 31, 2009
Cash and cash equivalents	$ 15,301	$ 12,776
Contracts in transit	28,649	21,940
Trade receivables, net	41,235	30,157
Inventory, net	392,906	328,726
Vehicles leased to others	8,253	7,384
Prepaid expenses and other	3,059	5,387
Assets held for sale	-	11,693
Total current assets	$ 489,403	$ 418,063

Land and building, net	313,290	326,625
Equipment and other, net	49,700	59,429
Goodwill	6,186	-
Intangible assets, net	45,299	42,496
Other non-current assets	8,817	7,752
Deferred income taxes	42,394	40,735
Total assets	$ 955,089	$ 895,100

Flooring notes payable	223,949	210,488
Current maturities of line of credit	-	24,000
Current maturities of other debt	14,898	14,303
Trade payables	24,957	18,782
Accrued liabilities	59,793	47,518
Deferred income taxes	-	1,036
Liabilities related to assets held for sale	-	5,050
Total current liabilities	$ 323,597	$ 321,177

Real estate debt	237,056	230,265
Other long-term debt	42,733	2,800
Deferred revenue	19,963	17,981
Other long-term liabilities	17,257	15,839
Total liabilities	$ 640,606	$ 588,062

Class A common stock	283,275	280,880
Class B common stock	468	468
Additional paid-in capital	10,644	10,501
Other comprehensive income	(5,676)	(3,850)
Retained earnings	25,772	19,039
Total liabilities & shareholders' equity	$ 955,089	$ 895,100

Lithia Motors, Inc.

Summarized Cash Flow from Operations (Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2010	2009
Net income	$ 9,340	$ 10,705

Adjustments to reconcile net income to cash provided by (used in) operating activities:
Asset impairments	14,751	7,164
Depreciation and amortization	13,397	12,452
Amortization of debt discount	-	48
Stock-based compensation	1,450	1,584
Gain on early extinguishment of debt	-	(1,317)
(Gain) loss on disposal of assets	235	(7,982)
Deferred income taxes	(2,610)	1,006
Excess tax deficit (benefit) from share-based payment arrangements	(89)	45
(Increase) decrease, net of effect of acquisitions and divestitures
Trade receivables, net	(11,045)	11,032
Contracts in transit	(6,709)	8,900
Inventories	(55,359)	167,545
Vehicles leased to others	(1,870)	696
Prepaid expenses and other	2,564	19,136
Other non-current assets	(1,124)	7
Increase (decrease), net of effect of acquisitions and divestitures
Floorplan notes payable	2,338	(170,803)
Trade payables	6,167	(431)
Accrued liabilities	11,181	4,680
Other long-term liabilities and deferred revenue	623	9,016
Net cash provided by (used in) operating activities	$ (16,760)	$ 73,483

Lithia Motors, Inc.

Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
Net cash provided by (used in) operating activities	2010	2009
As reported	$ (16,760)	$ 73,483
Floorplan notes payable, non-trade	13,807	7,384
Adjusted	$ (2,953)	$ 80,867

Lithia Motors, Inc.

Other Highlights (Unaudited)

(In thousands except per share data)

	September 30, 2010	December 31, 2009
Other information
Lt debt/total cap	47.2%	43.2%
Adjusted Lt debt/total cap (excludes mortgage financing)	12.0%	0.9%
Book value per outstanding share	$12.01	$11.90

Debt covenant ratios
	Requirement		As of September 30, 2010
Minimum tangible net worth	Not less than $200 million		$266.2 million
Vehicle equity	Not less than $65 million		$195.6 million
Fixed charge coverage ratio	Not less than 1.20 to 1		1.60 to 1
Liabilities to tangible net worth ratio	Not more than 4.00 to 1		2.41 to 1

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Selling, general & administrative
As reported	$77,468	$71,557	$223,320	$209,469
Impairments and disposal gain	-	(393)	365	(956)
Lease termination and severance reserve	-	-	(1,334)	-
Adjusted	$77,468	$71,164	$222,351	$208,513

Income from operations
As reported	$23,238	$18,086	$35,132	$32,487
Impairments and disposal gain	-	2,360	14,451	8,120
Lease termination and severance reserve	-	-	1,334	-
Adjusted	$23,238	$20,446	$50,917	$40,607

Income (loss) from continuing operations before income taxes
As reported	$16,501	$11,767	$16,243	$14,667
Impairments and disposal gain	-	2,360	14,451	8,120
Lease termination and severance reserve	-	-	1,334	-
Gain on extinguishment of debt	-	-	-	(1,317)
Adjusted	$16,501	$14,127	$32,028	$21,470

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands except per share data)

Adjusted net income/(loss) and diluted earnings per share

	Three Months Ended September 30,
	Net income/(loss)		Diluted earnings per share
	2010	2009	2010	2009
Continuing Operations
As reported	$9,792	$6,975	$0.37	$0.33
Impairments and disposal gain	-	1,571	-	0.07
Adjusted	$9,792	$8,546	$0.37	$0.40

Discontinued Operations
As reported	$ -	$(1,262)	$ -	$(0.06)
Impairments and disposal (gain) loss	-	306	-	0.01
Adjusted	$ -	$ (956)	$ -	(0.05)

Consolidated Operations
As reported	$9,792	$5,713	$0.37	$0.27
Adjusted	9,792	7,590	0.37	0.35

	Nine Months Ended September 30,
	Net income/(loss)		Diluted earnings per share
	2010	2009	2010	2009
Continuing Operations
As reported	$9,721	$8,730	$0.37	$0.42
Impairments and disposal gain	8,777	5,002	0.34	0.24
Lease termination and severance reserve	725	-	0.03	-
Gain on extinguishment of debt	-	(812)		(0.04)
Adjusted	$19,223	$12,920	$0.74	$0.62

Discontinued Operations
As reported	$(381)	$1,975	$(0.01)	$0.09
Impairments and disposal (gain) loss	173	(5,115)	-	(0.24)
Adjusted	$(208)	$(3,140)	$(0.01)	$(0.15)

Consolidated Operations
As reported	$9,340	$10,705	$0.36	$0.51
Adjusted	19,015	9,780	0.73	0.47